Exhibit 10.3

EMPLOYEE restrictive covenant AGREEMENT

THIS EMPLOYEE RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is entered into, by and between The Bryn Mawr Trust Company (“Company”) and Denise Rinear (“Employee”) as of August 1, 2016.

BACKGROUND

The Company is seeking to employ Employee on an at will basis as an Executive Vice President and Chief Risk Officer in the Risk Management Division.

Employee is seeking at will employment with the Company as an Executive Vice President, and Chief Risk Officer in the Risk Management Division.

In consideration of the employment of Employee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending legally to be bound, the Company and Employee agree as follows:

1. Restrictive Covenants

A.	Definitions

As used in this Agreement, the term “Restricted Period” shall mean a period commencing on the date hereof and continuing for twenty four (24) months after termination of Employee’s employment with Company; the term “Business” shall mean any business in which any member of the Company Group is engaged at any time during Employee’s employment with Company and also encompasses any field in which any member of the Company Group is engaged in research and/or development at any time during Employee’s employment with Company; and the term “Company Group” shall mean (i) collectively, Company and its subsidiaries and affiliates and (ii) where applicable, individually, Company or any of its subsidiaries or affiliates.

B.	Confidentiality

(i)             Employee recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the Company Group. As a result, Employee shall not, without the prior written consent of Company, for any reason, either directly or indirectly, divulge to any third-party or use for his or her own benefit, or for any purpose other than the exclusive benefit of the Company Group, any confidential or proprietary business or technical information of the Company Group or any knowledge, data or information of the Company Group which is defined as a trade secret under applicable law (collectively “Proprietary Information”). Such Proprietary Information shall include, but shall not be limited to, any information relating to formulae, technology, know-how, methods, contracts, pricing lists, costs, policies, sales methods, financial condition, operations, statistics, business partners, marketing data, methods, plans and efforts, customers, customer requirements, prospective customers and any other information relating to the Company Group that has not been made available to the general public. Proprietary Information shall not include information or data that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee’s breach of his or her obligations under this Agreement. Failure to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

(ii)            Employee shall exercise his or her best efforts to ensure the continued confidentiality of all Proprietary Information of the Company Group known by, disclosed to or made available to Employee, whether in connection with this Agreement or any other past or present relationship with the Company Group. Employee shall immediately notify Company of any unauthorized disclosure or use of any Proprietary Information of which Employee becomes aware. Employee shall assist the Company Group to the extent necessary, both during the term of his or her employment with Company and thereafter, in the procurement or any protection of the Company Group’s rights to or in any of the Proprietary Information in any and all countries, including disclosure to the Company Group of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company Group deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company Group and its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Proprietary Information, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Nothing herein, however, shall restrict Employee’s ability to disclose Proprietary Information during the course of his or her employment with Company as may be necessary or appropriate to the effective and efficient discharge of his or her duties solely on behalf of, and for the benefit of, the Company Group or as such disclosure may be required by law.

(iii)           At any time upon the specific request of Company, Employee shall return to Company all written or descriptive materials of any kind, in any medium (including all copies thereof), in the possession or control of Employee which constitute, contain or relate to any Proprietary Information.

C.	Non-Solicitation

Employee shall not, during the Restricted Period, directly or indirectly, without the prior written consent of Company:

(i)             solicit or call on, directly or indirectly, on Employee’s own behalf or on behalf of any person or entity other than the Company Group, any customer or prospective customer of the Company Group or any person or entity that was a customer of the Company Group at any time within two (2) years prior to the termination of Employee’s employment with Company for the purpose of engaging in any business then engaged in by the Company Group;

(ii)            influence or attempt to influence any person or entity engaged in business with the Company Group to terminate or modify any written or oral agreement or course of dealing with the Company Group; or

(iii)           influence or attempt to influence any person who is then employed or retained by the Company Group as an employee, officer, director, consultant or agent or has served in any such capacity on behalf of the Company Group within two (2) years prior to the time of the solicitation to terminate or modify his or her employment, consulting, agency or other arrangement with the Company Group, or employ or retain, or arrange to have any other person or entity employ or retain, any such current or former Company Group employee, officer, director, consultant or agent.

D.	Non-Disparagement

During Employee’s term of employment and thereafter, Employee agrees to take no action which is intended, or would reasonably be expected, to harm the Company Group, its employees, directors or officers, or its or their reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity about the Company Group or such individuals.

E.	No Conflicts

Employee represents and warrants that he or she is not a party to or bound by any agreement, arrangement or understanding, whether written or otherwise, which prohibits or in any manner restricts his or her ability to enter into and fulfill his or her obligations under this Agreement and/or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee, and Employee agrees he or she will not enter into, any oral or written agreement in conflict herewith. Employee will indemnify and hold harmless the Company Group and its and their successors and assigns from any claims, liabilities, damages, costs and expenses (including legal fees) resulting from third-party claims of any such conflict or breach.

F.	Remedies

Employee acknowledges that the Company Group is and will be engaged in highly competitive businesses and that the Proprietary Information, as well as its respective business techniques and programs, are of great significance in enabling it to compete and participate in the various markets in which it is active. Employee further acknowledges that the Company Group does conduct business on a global basis, and that its products and services are or will be distributed throughout the entire world. Employee acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary in order to protect the legitimate interests of the Company Group and that any violation thereof would result in irreparable injury to the Company Group. Consequently, Employee acknowledges and agrees that, in the event of any violation thereof, the Company Group shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive and equitable relief, including, without limitation, specific performance, temporary restraining order, preliminary injunction, permanent injunction or other interim or conservative relief, as well as an equitable accounting of all profits and benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Company Group may be entitled at law or in equity and, in the event the Company Group is required to enforce the terms of this Agreement through court proceedings, the Company Group shall be entitled to reimbursement of all legal fees, costs and expenses incident to enforcement of any such term, in whole or in part and/or such term as may be modified by a court of competent jurisdiction. Employee will not seek, and waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the Company Group’s or its or their successors or assigns seeking or obtaining injunctive or equitable relief in connection with Employee’s covenants or other obligations under this Agreement. If, despite the foregoing waivers, a court would nonetheless require the posting of a bond, the parties agree that a bond in the amount of $1,000 would be a fair and reasonable amount, particularly in light of the difficulty in quantifying what would be the actual loss caused by an injunction.

G.	Scope; Tolling

If any court of competent jurisdiction construes any of the restrictive covenants set forth in this Agreement, or any part thereof, to be unenforceable because of the duration, scope or geographic area covered thereby, such court shall have the power to reduce the duration, scope or geographic area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. In the event of any breach or violation of a restriction contained in this Agreement, the period therein specified shall abate during the time of such violation, and that portion shall not begin to run until such violation has been fully and finally cured.

H.	Acknowledgement

EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES EMPLOYEE POSSESSES AT THE DATE OF THIS AGREEMENT ARE SUFFICIENT TO PERMIT EMPLOYEE, IN THE EVENT OF TERMINATION OF HIS OR HER EMPLOYMENT BY COMPANY FOR ANY REASON, TO EARN, FOR A PERIOD OF twenty four MONTHS FROM SUCH TERMINATION, A LIVELIHOOD SATISFACTORY TO EMPLOYEE WITHOUT VIOLATING ANY PROVISION HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR OF THE COMPANY GROUP. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE’S COVENANTS CONTAINED IN THIS AGREEMENT ARE GIVEN IN CONSIDERATION OF the willingness of Company to make valuable benefits available hereafter to Employee, including Company’s willingness to Employ EMPLOYEE, the privilege to have access to Proprietary Information and other good and valuable consideration. Employee further acknowledges that HIS OR HER ability to earn a livelihood without violating this Agreement is a material condition of HIS OR HER employment with Company. Employee and Company acknowledge that Employee’s rights have been limited by this Agreement only to the extent reasonably necessary to protect the legitimate interests of Company.

I.	Develpments, Intellectual Property Disclosure and Cooperation

All developments, including inventions whether patentable or otherwise, trade secrets, discoveries, improvements, original works of authorship, ideas, software, data compilations, processes, forms and trade secrets, which either directly or indirectly relate to or may be useful in the Business (collectively, the “Developments”) which Employee, either by himself or herself, or in conjunction with any other person or persons, shall conceive, make, develop or acquire during his or her employment shall become and remain the sole and exclusive property of the Company. Employee will make full and prompt disclosure to the Company of every Development. Employee will assign to the Company, or its nominee, every Development and execute all assignments or other instruments or documents and do all other things necessary and proper to confirm the Company’s right and title in and to every Development, without payment by the Company to Employee of any royalty, license fee or additional compensation.

J.	Prior Inventions

Employee further represents and warrants that he or she has submitted to Company a list of all developments, including inventions whether patentable or otherwise, trade secrets, discoveries, improvements, original works of authorship, ideas, software, data compilations, processes, forms and trade secrets which were made by Employee prior to the date hereof (collectively the “Prior Inventions”), which belong to Employee, which relate to the Business, products or research and development, and which are not assigned to Company hereunder as of the Effective Date or, if no such list has been submitted, Employee represents that there are no such Prior Inventions.

K.	Third-Party Beneficiaries

Company’s affiliates and subsidiaries are express third-party beneficiaries of this Agreement.

L.	Survival of Covenants

It is expressly understood and agreed that the covenants and undertakings in this Agreement shall survive the termination of Employee’s employment. The existence of any claim or cause of action that Employee may have against the Company Group or any other person, including but not limited to, any claim under this Agreement, shall not constitute a defense or bar to the enforcement of any of the covenants and undertakings contained in this Agreement.

2.   Miscellaneous.

A.	Assignment

This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto, except that Company may, without securing Employee’s consent, assign its rights and obligations hereunder to any successor entity to Company or its business by operation of law or otherwise. This Agreement shall be binding upon and shall inure to the benefit of the Company Group and Employee and their respective heirs, administrators, successors and permitted assigns.

B.	At Will Employee

Employee acknowledges that he or she is an employee at will of the Company and that this Agreement is not an employment agreement and any action taken in connection with this Agreement shall not constitute or be evidence of any agreement, contract or understanding that the Employee has a right to continued employment with the Company for any period of time or at any rate of compensation.

C.	Headings

The headings contained in this Agreement are inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement for any purposes, and shall not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement.

D.	Governing Law; Forum

This Agreement shall be interpreted, enforced and governed under the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles that would apply the law of a different jurisdiction. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by the United States District Court for the Eastern District of Pennsylvania or a state court situated in Montgomery County, Pennsylvania. Each of the parties hereto agrees to submit to the jurisdiction of such courts for all purposes of this Agreement and waives any objection to venue laid therein.

E.	Entire Agreement

This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements, discussions and proposals, both oral and written, between Employee and Company. This Agreement may not be amended or modified, and no waiver hereunder shall be valid or binding, unless set forth in writing, duly executed by the party against whom enforcement of the amendment, modification or waiver is sought.

F.	Acknowledgement

EMPLOYEE acknowledgeS that HE OR SHE HAS carefully read and considered the provisions of this Agreement, haS had an opportunity to consult with an independent legal counsel of HIS OR HER choosing, and acceptS employment with the company subject to the terms set forth in this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, Company and Employee have duly executed this Agreement as of the day and year first written above.

COMPANY:
ATTEST:	THE BRYN MAWR TRUST COMPANY

By:_______________________________________________________	By:	/s/ Jennifer Stryker
Print Name:_________________________________________________	Print Name:	Jennifer Stryker
Print Title:__________________________________________________	Print Title:	SVP & Director, Human Resources

WITNESS:	EMPLOYEE:

/s/ Denise Rinear
Name:	Denise Rinear